EXHIBIT 99.4

Contact: US Unwired

Ed Moise, Investor Relations

(337) 310-3500

ir@usunwired.com

US UNWIRED INC. ANNOUNCES DEBT FOR EQUITY EXCHANGES

Lake Charles, LA (May 27, 2004) — US Unwired Inc. (OTC Bulletin Board:UNWR) today announced that it has retired approximately $41.6 million face amount of 13 3/8% senior subordinated discount notes due 2009 through a series of debt for equity exchanges effected pursuant to Section 3(a)(9) of the Securities Act of 1933, as amended. The swaps follow a series of sales of non-core assets, negotiation of an enhanced covenant package with senior lenders and debt repayments—all aimed at further strengthening the company’s balance sheet. The retired bonds had an accreted value of $38.6 million as of March 31, 2004.

“We are delighted that those holders of our 13 3/8% notes who have converted their investment into equity fully support our business strategy. These trades could not have been possible without the improvements we have made in our operating results and balance sheet,” said Robert Piper, US Unwired’s Chief Executive Officer. “We will maintain our focus on improving the quality of our network, reducing costs, and enhancing each customer’s experience with the company to continue to better our financial and operating performance. Our shareholder-centric focus drove us to improve our balance sheet by liquidating non-core assets and strategic, rather than wholesale, debt reduction.”

After completing these transactions, US Unwired has approximately 148.5 million shares of common stock outstanding. US Unwired’s board of directors has approved the elimination of up to $75 million of its 13 3/8% senior subordinated discount notes due 2009 through Section 3(a)(9) exchanges of the notes for US Unwired common stock. The company is in discussions with other debt holders to complete the program.

About US Unwired

US Unwired Inc., headquartered in Lake Charles, La., holds direct or indirect ownership interests in five PCS affiliates of Sprint: Louisiana Unwired, Texas Unwired, Georgia PCS, IWO Holdings and Gulf Coast Wireless. Through Louisiana Unwired, Texas Unwired, Georgia PCS and IWO Holdings, US Unwired is authorized to build, operate and manage wireless mobility communications network products and services under the Sprint brand name in 67 markets, currently serving over 650,000 PCS customers. US Unwired’s PCS territory includes portions of Alabama, Arkansas, Florida, Georgia, Louisiana, Mississippi, Oklahoma, Tennessee, Texas, Massachusetts, New Hampshire, New York, Pennsylvania, and Vermont. For more information on US Unwired and its products and services, visit the company’s web site at http://www.usunwired.com. US Unwired is traded on the OTC Bulletin Board under the symbol “UNWR”.

This press release may contain forward-looking statements. Forward-looking statements are statements about current and future business strategy, operations, capabilities, construction plan, construction schedule, financial projections, plans and objectives of management, expected actions of third parties and other matters. Forward-looking statements often include words like believes, belief, expects, plans, anticipates, intends, projects, estimates, may, might, would, or similar words. Forward-looking statements are made pursuant to the “safe-harbor” provisions of the Private Securities Litigation Reform Act of 1995. Since these forward looking statements are based on factors that involve risks and uncertainties, actual results may differ materially from those expressed or implied by such forward looking statements. Such factors include: the competitiveness of and the financial impact of Sprint wireless pricing plans, products and services; the ability of Sprint to provide back office, customer care and other services; consumer purchasing patterns; potential fluctuations in quarterly results; an adequate supply of subscriber equipment; risks related to our ability to compete with larger, more established businesses; rapid technological and market change; risks related to future growth and expansion; the ability to successfully complete the build-out of the IWO Holdings’ network; the potential need for additional capital; future losses; the significant level of indebtedness of the companies; and volatility of US Unwired’s stock price. For a detailed discussion of these and other cautionary statements and factors that could cause actual results to differ from those contained in this press release, please refer to Items 1, 7 and 7A of US Unwired’s Form 10-K for the period ended March 31, 2004 as filed with the Securities and Exchange Commission.

US Unwired does not undertake to update or revise any forward-looking statement contained herein.